UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 29, 2016

Corium International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36375	38-3230774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

235 Constitution Drive, Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 298-8255
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On July 29, 2016, the Company provided a notice to LBA Realty Fund III-Company VII, LLC, a Delaware Limited Liability Company (“Landlord”), to terminate the lease agreement dated as of February 12, 2016 between Landlord and the Company (the “Lease”) effective immediately because Landlord did not deliver the underlying premises to the Company in accordance with the terms of the Lease.  The Lease provided for an initial term of approximately ten years and comprised approximately 48,240 square feet of space located at 34781 Campus Drive, Fremont, California, which premises were intended to replace the Company’s current headquarters in Menlo Park, California.  No material early termination penalties are expected to be incurred by the Company in connection with the termination of the Lease.

Item 2.02. Results of Operations and Financial Condition.

On August 4, 2016, Corium International, Inc. (the “Company”) issued a press release to announce its financial results for its third fiscal quarter ended June 30, 2016.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information furnished under Item 2.02 of this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated August 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIUM INTERNATIONAL, INC.

Date: August 4, 2016	By:	/s/ Robert Breuil
Robert Breuil Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press release dated August 4, 2016.